Exhibit 99.7

ISG – TPI

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 24, 2007, Information Services Group (“ISG”) and MCP-TPI Holdings, LLC, a Texas limited liability company, entered into a purchase agreement, for ISG to acquire 100% of the issued and outstanding capital stock of TPI Advisory Services Americas, Inc. (“TPI”). Shareholder approval was obtained on November 13, 2007, and TPI became a wholly-owned subsidiary of ISG upon the closing, which occurred on November 16, 2007.

The unaudited pro forma condensed financial statements combine (i) the historical  balance sheets of ISG and TPI as of September 30, 2007, giving pro forma effect to the acquisition as if it had occurred on September 30, 2007, (ii) the historical statements of operations of ISG for the period July 20, 2006 (inception) to December 31, 2006 and TPI for the year ended December 31, 2006, giving pro forma effect to the acquisition as if it had occurred on January 1, 2006 and (iii) the historical statements of operations of ISG and TPI for the nine months ended September 30, 2007, giving pro forma effect to the acquisition as if it had occurred on January 1, 2006.

The pro forma adjustments are preliminary, and the unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of ISG or TPI. The pro forma adjustments are based upon available information and assumptions that ISG believes are reasonable. Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values. ISG is determining the estimated fair values of certain assets and liabilities with the assistance of third party valuation specialists and has engaged a third party appraiser to assist management to perform a valuation of the acquired intangible assets in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (‘‘ SFAS No. 141 ’’). The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates of TPI’s intangible assets. TPI’s tangible assets approximate fair value. The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below. Any material change in the valuation estimates and related allocation of the purchase price would materially impact ISG’s depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and ISG’s results of operations after the acquisition.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of ISG and TPI and the accompanying notes to these pro forma statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2007

(in thousands)

			Pro Forma
	ISG	TPI	Adjustments		Combined

Assets
Current assets
Cash and cash equivalents	$2,036	$3,274	$256,420	A	$97,297
			(235,000)	B
			95,000	C
			(2,564)	D
			(35,521)	E
			(7,097)	H
			20,749	J
Accounts receivable, net	—	43,080	—		43,080
Receivables from related parties	—	75	—		75
Prepaid expenses and other assets	358	2,311	—		2,669
Deferred tax asset	21	—	—		21
Total current assets	2,415	48,740	91,987		143,142

Furniture, fixtures and equipment, net	42	2,638	—		2,680
Existing goodwill	—	2,805	(2,805)	B	—
New goodwill	—	—	149,076	B	149,076
Existing intangible assets	—	1,035	(1,035)	B	—
New intangible assets	—	—	122,000	B	122,000
Deferred tax asset	—	742	—		742
Cash and cash equivalents held in trust	256,420	—	(256,420)	A	—
Deferred acquisition costs	1,208	—	(1,208)	B	—
Other assets	—	740	2,564	D	3,304
Total assets	$260,085	$56,700	$104,159		$420,944

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$3,308	$—		$3,308
Accrued liabilities	730	11,561	5,292	B	17,583
Restructuring accrual	—	—	4,500	B	4,500
Deferred revenue	—	330	—		330
Deferred tax liability	—	337	3,355	B	3,692
New debt, current	—	—	950	C	950
Current maturities of long-term debt	—	10,388	(10,388)	B	—
Total current liabilities	730	25,924	3,709		30,363

Long-term debt, net of current maturities	—	23,674	(23,674)	B	—
New debt, net of current maturities	—	—	94,050	C	94,050
Deferred tax liability	—	—	45,445	B	45,445
Deferred underwriters’ fee	8,263	—	(8,263)	H	—
Total Liabilities	8,993	49,598	111,267		169,858

Common stock, subject to possible redemption, 6,468,749 shares at redemption value	51,242	—	(51,242)	E	—

Stockholders’ equity
Preferred stock	—	—	—		—
Common stock	40	64	(4)	E	39
			(64)	I
			3	J
Additional paid-in-capital	195,035	6,013	13,600	B	246,272
			15,725	E
			1,166	H
			(6,013)	I
			20,746	J
Accumulated other comprehensive income	—	1,893	(1,893)	I	—
Retained earnings (accumulated deficit)	4,775	(868)	868	I	4,775
Total stockholders’ equity	199,850	7,102	44,134		251,086
Total liabilities and stockholders’ equity	$260,085	$56,700	$104,159		$420,944

See notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2006

(in thousands, except share and per share data)

			Pro Forma
	ISG	TPI	Adjustments		Combined

Revenue	$—	$161,503	$—		$161,503

Operating expenses
Direct costs and expenses for advisors	—	95,562	—		95,562
Selling, general and administrative	49	50,585	(2,700)	K	47,934
Depreciation and amortization	2	2,437	10,306	N	12,745
Operating income (loss)	(51)	12,919	(7,606)		5,262

Interest income	—	108	—		108
Interest expense	(4)	(3,821)	3,821	L	(7,985)
			(409)	D
			(7,572)	M
Loss on extinguishment of debt	—	(527)	—		(527)
Foreign currency transaction gain (loss)	—	(136)	—		(136)
Total other income (expense)	(4)	(4,376)	(4,160)		(8,540)

Net income (loss) before taxes	(55)	8,543	(11,766)		(3,278)

Income tax provision	—	(3,457)	4,706	F	1,249

Net income (loss)	$(55)	$5,086	$(7,060)		$(2,029)

Weighted average shares outstanding :
Basic	7,095,560			G	38,827,259

Diluted	7,095,560			G	38,827,259

Income (loss) per share:
Basic	$(0.01)				$(0.05)

Diluted	$(0.01)				$(0.05)

See notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2007

(in thousands, except share and per share data)

			Pro Forma
	ISG	TPI	Adjustments		Combined

Revenue	$—	$129,503	$—		$129,503

Operating expenses
Direct costs and expenses for advisors	—	77,465	—		77,465
Selling, general and administrative	782	38,642	(3,000)	K, P	36,424
Depreciation and amortization	—	1,616	5,646	N	7,262
Operating income (loss)	(782)	11,780	(2,646)		8,352

Interest income	8,649	179	(8,613)	O	215
Interest expense	(3)	(2,741)	2,741	L	(5,989)
			(307)	D
			(5,679)	M
Foreign currency transaction gain (loss)	—	355	—		355
Total other income (expense)	8,646	(2,207)	(11,858)		(5,419)

Net income (loss) before taxes	7,864	9,573	(14,504)		2,933

Income tax provision	(3,034)	(3,966)	5,802	F	(1,198)

Net income (loss)	$4,830	$5,607	$(8,702)		$1,735

Weighted average shares outstanding :
Basic	36,148,897			G	38,827,259

Diluted	36,148,897			G	46,842,636

Income (loss) per share:
Basic	$0.13				$0.04

Diluted	$0.13				$0.04

See notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.                            Description of Transaction and Basis of Presentation

On November 16, 2007, Information Services Group, Inc., a Delaware corporation (“ISG”), consummated the acquisition of TPI Advisory Services Americas, Inc., a Texas corporation (“TPI”), pursuant to a Purchase Agreement (the “Purchase Agreement”) dated April 24, 2007, as amended on September 30, 2007, by and between MCP-TPI Holdings, LLC, a Texas limited liability company (“MCP-TPI”), and ISG. The acquisition was approved by ISG’s stockholders at the special meeting held on November 13, 2007. TPI is engaged in the business of providing sourcing advisory services.

At the closing of the acquisition (the “Closing”), International Consulting Acquisition Corp., a newly formed subsidiary of ISG, acquired all of the outstanding shares of capital stock of TPI. ISG paid $230 million plus warrants exercisable into 5 million shares of ISG common stock at an exercise price of $9.18 per share (collectively, the “Purchase Price”). The warrants will be exercisable at any time after the first anniversary of the Closing and will expire on the fifth anniversary of the Closing. The warrants were valued at $2.72 per warrant or an aggregate of $13.6 million based on a Black-Scholes model using an expected life of 5 years, volatility of 40.1% and a risk-free interest rate of 4.25%. In addition, ISG paid MCP-TPI in cash an amount equal to the normalized cash and cash equivalents of TPI on April 23, 2007, which the parties agreed was equal to $5 million. MCP-TPI simultaneously applied a portion of the Purchase Price to pay off TPI’s indebtedness in full. There is no working capital or other post-Closing purchase price adjustment. The cash generated by TPI between April 24, 2007 and the Closing remained in TPI for the benefit of ISG.

At the special meeting held on November 13, 2007, 4,484,180 shares of ISG’s common stock were voted against the proposal relating to the acquisition and elected to convert into a pro rata portion of the trust account. In addition, as of the Closing, ISG repurchased, pursuant to its previously announced share and/or warrant repurchase program, an aggregate of 7,648,188 shares of its common stock from certain stockholders at a purchase price equal to the pro rata portion of the trust account. ISG has amended its repurchase program such that $15 million remains available for repurchases of shares and/or warrants after the Closing.

At the Closing, pursuant to the subscription, non-competition and related agreements, TPI employees purchased an aggregate of 2,881,752 shares of ISG common stock for an aggregate of approximately $20.749 million.

2.              Pro Forma Adjustments

Descriptions of the adjustments included in the unaudited pro forma balance sheet and statements of operations are as follows:

(A)      To record the release of funds held in a trust account by ISG upon the completion of an acquisition. As of September 30, 2007, the balance of the trust account was approximately $256.420 million, which included approximately $8.613 million of interest earned, net of $3.243 million of funds disbursed for taxes and $3 million disbursed for operating activities. Actual amounts released from the Trust Account were net of shareholder redemptions (See 2 (E)) and payment to the underwriters (see 2 (H)).

(B)        To record the purchase price consisting of the payment of $230 million in cash, the issuance of 5 million warrants, the payment of TPI’s cash balance at the date of the Purchase Agreement of $5 million, the recording of $6.5 million of costs related to the transaction, and the allocation of the purchase price of the assets acquired and liabilities assumed as follows (in thousands):

Calculation of Allocable Purchase Price:
Cash	$230,000
Cash balance adjustment	5,000
Warrants**	13,600
Accrued transaction costs	6,500
Total allocable purchase price	$255,100

Estimated Allocation of Purchase Price*:
Cash	$3,274
Accounts receivable, net	43,080
Receivables from related parties	75
Prepaid expenses and other assets	2,311
Furniture, fixtures and equipment, net	2,638
Other assets	740
Goodwill	149,076
Intangible assets	122,000
Deferred tax asset	742
Accounts payable	(3,308)
Accrued expenses and other	(12,228)
Restructuring accrual (see Note 5)	(4,500)
Deferred income tax liability	(48,800)
TPI net assets acquired	$255,100

* The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and the completion of appraisals of intangible assets.

** ISG has determined, based upon a Black-Scholes model that the fair value of the warrants on September 30, 2007, the date of the amendment, was $2.72 per warrant, or an aggregate of $13.6 million. The warrants, each convertible into one share of common stock at an exercise price of $9.18 per share, were valued using an expected life of 5 years, volatility of 40.1% and a risk-free interest rate of 4.25%.

				Adjusted
	TPI	Adjustments		TPI

Assets
Cash and cash equivalents	$3,274	$—	(ii)	$3,274
Accounts receivable, net	43,080	—	(ii)	43,080
Receivables from related parties	75	—	(ii)	75
Prepaid expenses and other assets	2,311	—	(ii)	2,311
Furniture, fixtures and equipment, net	2,638	—	(ii)	2,638
Existing goodwill	2,805	(2,805)	(iii)	—
New goodwill	—	149,076	(iii)	149,076
Existing intangible assets	1,035	(1,035)	(iv)	—
New intangible assets	—	122,000	(iv)	122,000
Deferred tax asset	742	—	(ii)	742
Other assets	740	—	(ii)	740
	$56,700	$267,236		$323,936

Liabilities and equity
Accounts payable	$3,308	$—	(ii)	$3,308
Accrued liabilities	11,561	—	(ii)	11,561
Restructuring accrual (see Note 5)	—	4,500	(v)	4,500
Deferred revenue	330	—	(ii)	330
Deferred tax liability - current	337	3,355	(ii)	3,692
Deferred tax liability - long-term	—	45,445	(ii)	45,445
Current maturities of long-term debt	10,388	(10,388)	(i)	—
Long-term debt, net of current maturities	23,674	(23,674)	(i)	—
Equity	7,102	247,998		255,100
	$56,700	$267,236		$323,936

i.                  Adjust for TPI liabilities not assumed.

ii.               Recorded at book value carried on TPI’s books, which is estimated by ISG’s management to approximate fair value.

iii.            Excess purchase price over the estimated fair value of TPI net assets acquired.

iv.           Estimate of intangible assets acquired as detailed at Note 3.

v.              Estimate of restructuring accrual (see Note 5).

(C)        To record the proceeds from the $95 million of debt financing. Such amount is comprised of the proceeds available under the term loan of which $0.95 million is included in the current portion of long-term debt.

(D)       To record bank fee amortization expense on the $2.564 million deferred financing costs and administrative fee associated with the $95 million term loan and $10 million revolving credit facility.

Financing costs	$2,564

Amortization:
Yearly	$409

For the nine month period	$307

(E)         To reclassify 1,984,569 shares of common stock subject to redemption to permanent equity. As discussed in Note 1, at the special meeting held on November 13, 2007, 4,484,180 (13.86%) shares of ISG’s common stock were voted against the proposal relating to the acquisition and elected to convert into a pro rata portion of the trust account. This amount of $35.521 million, which immediately prior to this transaction was being held in the trust account, represents the value of 4,484,180 shares of common stock that were voted against the acquisition proposal and elected to convert at the $7.92 conversion price as of September 30, 2007 (approximately $7.95 as of November 14, 2007).

(F)         Adjust income taxes due to pro forma income adjustments based on the statutory tax rate.

(G)        Common stock shares used in earnings per share:

	12/31/06	9/30/07
Basic:
ISG shares after IPO issuance	40,429,687	40,429,687
Shares redeemed by public shareholders	(4,484,180)	(4,484,180)
Purchase of restricted stock by certain TPI employees (J)	2,881,752	2,881,752
	38,827,259	38,827,259

Diluted:
Shares computed in basic computation above		38,827,259
Warrants issued in connection with IPO and private placement		8,015,377
		46,842,636

(H)       To record the net payment to the underwriters in connection with the IPO.

(I)            Adjustment to eliminate TPI’s historical equity.

(J)           In connection with the purchase agreement, certain key employees of TPI purchased 2,881,752 shares of common stock for proceeds of approximately $20.749 million.

(K)       Adjustment to eliminate salaries and benefits associated with executives who were or will be severed or whose salaries are being reduced in connection with the acquisition.

(L)         Elimination of interest expense on debt not assumed.

(M)    Reflects interest expense in connection with the financing for the acquisition using the base rate option described in the “Acquisition Proposal–Financing for the Acquisition” section of this proxy statement, which is a variable rate calculated to be 7.97% as of September 30, 2007. For purposes of this calculation, it is assumed that the entire revolving credit facility is outstanding during the periods presented.

Interest Rate	7.97%	8.095%	7.845%

Interest expense:
Yearly	$7,572	$7,690	$7,454

For the nine month period	$5,679	$5,768	$5,590

Using a 1/8 percent variance, interest expense would be increased/(decreased) $118 and $89 for the year ended December 31, 2006 and nine month period ended September 30, 2007, respectively.

(N)       Record amortization of intangibles identified in the acquisition as described in Note 3, net of $1.154 million and $0.645 million for the year ended December 31, 2006 and nine month period ended September 30, 2007, respectively, that was related to previous intangibles amortization.

(O)       Reduction of $8,613 million of interest income earned on trust account described in Note 2 (A).

(P)         Adjustment to eliminate approximately $0.6 million of transaction costs incurred by TPI in connection with ISG's acquisition of TPI.

3.              Purchase Accounting Adjustment

Under the purchase method of accounting, the total preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various preliminary estimates of their fair values. The estimated fair values of certain intangible assets have been determined with the assistance of third party valuation specialists. Management has engaged a third party appraiser to assist management to perform a valuation of the acquired intangible assets in accordance with Statement of Financial Accounting Standard (‘‘SFAS’’) No. 141, Business Combinations. Some of the work commenced shortly after the consummation of the definitive agreement and the valuation will be finalized after the completion of the acquisition. Management estimates that the majority of the purchase price in excess of current recorded values will be allocated to non-amortizable intangible assets. The preliminary work performed by the third party valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed combined financial statements. Management’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (‘‘SFAS’’) No. 141, Business Combinations. The purchase price allocation is not finalized. Management has assumed that carrying value approximates fair value for the tangible assets and liabilities of TPI. The intangible assets acquired will include the TPI index and database, the TPI trademark and trade name, customer relationships, backlog, computer software and goodwill. Some of these assets, such as goodwill and the TPI trademark and trade name will be non-amortizable; other assets will be amortized over their useful lives ranging from one to ten years.

Under the purchase method of accounting, the total estimated purchase price of $255.1 million was allocated to TPI’s net tangible and intangible assets based on their estimated fair values as of the expected date of the completion of the acquisition. Intangible assets are amortized utilizing the estimated pattern of the consumption of the economic benefit over their estimated lives, ranging from one to ten weighted average years of economic benefit. Based on the preliminary third party valuation and other factors as described above, the preliminary estimated purchase price and amortization was estimated as follows (in thousands):

	Preliminary
	Purchase Price
	Allocation	Asset Life
Tangible assets	$52,860	various
Amortizable intangible assets:
Customer relationships	50,500	10 years
Covenants not-to-compete	4,500	4 years
Databases - Financial Data Repository	6,000	7 years
Databases - Other	3,000	4 years
Backlog	5,500	1 year
Computer software	1,500	4 years
Trademark and trade name	51,000	Indefinite
Goodwill	149,076	Indefinite
Total assets acquired	$323,936
Less liabilities assumed	(68,836)
Purchase price	$255,100

ISG believes that the recognition of goodwill in the purchase price allocation is supported by a number of important factors. TPI operates in a sector that has been affected positively by the continuing trend toward globalization across most industries. The trend toward globalization has fostered a growing need for major companies to expand their operations and become more efficient. As a leading provider of global advisory services, TPI is positioned to benefit from the strong demand for expert support required to successfully implement and manage insourcing, outsourcing, offshoring and shared services solutions for major global companies. The number of large and midsized firms adopting some type of sourcing program has increased significantly during the past ten years. During 2006, less than one-half of these companies utilized the services of independent professional sourcing advisory firms such as TPI which offers TPI significant room for market penetration. Because of strong organic growth, during its eighteen years as a privately held company, TPI has grown with compound annual growth rates routinely exceeding 15%. As TPI continues to expand in the United States and internationally, it has a growing need to enhance its product and service offerings, improve its profitability as well as expand its geographic reach. These needs will require the infusion of new executive management skills such as those possessed by the ISG management team. ISG management has extensive experience successfully leading major corporations, expanding businesses internationally and introducing new products and services. ISG management has expertise in syndicated and data driven business models which will complement TPI’s current service offerings. Adding more data based and data driven revenue streams will significantly enhance TPI’s profits and the predictability of its revenue streams. ISG management will actively lead the globalization of existing and new TPI services which is expected to contribute to additional revenue expansion in the near, medium and longer terms. In addition, ISG management has a proven track record of implementing stringent management approaches and disciplines which will enhance TPI’s service delivery and quality as well as improve productivity and lower costs. It is expected that the application of more rigorous management of TPI’s operations will yield margin expansion which will facilitate important reinvestment in the business as well as margin improvement for investors.

Amortization expense for the year ended December 31, 2006 was calculated to be $11.460 million and $6.291 million for the nine months ended September 30, 2007.

Amortization expense for the five years subsequent to December 31, 2006, are as follows:

2007	8,389
2008	10,261
2009	8,639
2010	6,760
2011	6,331
Thereafter	19,161
$59,541

4.              Non Recurring Expenses

In addition to the pro forma adjustments that have been reflected in the pro forma financial statements, certain nonrecurring expenses have not been included as pro forma adjustments. These expenses relate to TPI’s merger with another sourcing advisory firm which was not ultimately consummated. Termination of the agreement resulted in approximately $0.8 million in merger-related professional fees being expensed in the first quarter 2006. Such expenses have not been eliminated from the pro forma statement of operations for the year ended December 31, 2006 because they were not directly related to this transaction.

5.              Restructuring Accrual

Coincident with the closing of the acquisition of TPI, ISG intends to initiate a Value Creation Plan (VCP) focused on implementing selected cost reductions and productivity improvements to achieve best in class economics and facilitate reinvestment in new products and services to accelerate organic growth. Cost reductions and productivity measures will center on increasing and/or optimizing average utilization of current billable personnel; implementing a more leveraged staffing and resource model, as well as eliminating redundant and unnecessary positions; and reducing selected sales, marketing and administrative costs. In addition, compensation and benefit programs will be compared and aligned with industry best practices to ensure competitiveness and alignment with shareholder value creation. The VCP is expected to be implemented over a 12 to 15 month period commencing immediately after the consummation of the acquisition of TPI by ISG. The VCP is expected to generate an estimated annualized savings of approximately $8 million to $12 million, roughly equivalent to 10% of TPI’s present cost base. These savings are expected to deliver enhanced shareholder returns through increased profit margins from existing business activities as well as to facilitate increased reinvestment in new products and services and the expansion of the company’s geographic reach. The restructuring charges related to implementing the VCP are expected to aggregate $4 million to $7 million over the length of the VCP rollout, and a substantial portion of these expenses are expected to be reported as part of the purchase price of the acquisition in accordance with EITF 95-3; “Recognition of Liabilities in Connection with a Purchase Business Combination.”  At September 30, 2007, $4.5 million of restructuring costs has been accrued and reflected in the pro forma condensed combined balance sheet.

6.              Repurchase Program

ISG  has repurchased, pursuant to its previously announced share and/or warrant repurchase program, an aggregate of 7,648,188 shares of its common stock from certain shareholders at a purchase price equal to the pro rata portion of trust account on November 14, 2007. The 7,648,188 shares, repurchased for aggregate payments of approximately $60.8 million by ISG as of the Closing have not been reflected in the pro forma condensed consolidated balance sheet as of September 30, 2007. ISG has amended its repurchase program such that $15 million remains available for repurchases of shares and/or warrants after the Closing.